Exhibit 24

POWER OF ATTORNEY
ENERGEN CORPORATION

Each of the undersigned directors of Energen Corporation, an Alabama corporation, hereby nominates, constitutes and appoints James T. McManus, II, and Charles W. Porter, Jr., and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Reports on Form 10-K for the year ended December 31, 2017, of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

Each of the undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors of Energen Corporation have executed this Power of Attorney as of the 7th day of February, 2018.

/s/ Kenneth W. Dewey	/s/ William G. Hargett
Kenneth W. Dewey	William G. Hargett

/s/ Laurence M. Downes	/s/ Frances Powell Hawes
Laurence M. Downes	Frances Powell Hawes

/s/ M. James Gorrie	/s/ Alan A. Kleier
M. James Gorrie	Alan A. Kleier

/s/ Jay Grinney	/s/ Lori A. Lancaster
Jay Grinney	Lori A. Lancaster